                                                                  EXHIBIT 3.4

NAME: NETGATEWAY, INC.

FILE TYP/NR C  006284-1995 ST NEVADA        INC ON APR 13, 1995 FOR PERPETUAL
  STATUS: MERGE/DISSOLVED    :  11-02-99    NUMBER OF PAGES FILED:  9  PME
    TYPE: REGULAR
 PURPOSE: ALL LEGAL ACTIVITIES              NAME CONSENT: 06-08-98
                                            CAPITAL:         $25,000
PAR SHRS: 25,000,000      PAR VAL:  $.001     NR NO PAR SHRS:  2,500
  RA NBR: 23757
          LIST OF OFFICERS FOR 99 - 00  FILED ON 04-29-99                 DAB
  RA      SECRETARY OF STATE                  STE 3         ACCEPTED   110299
    101 N CARSON ST                     CARSON CITY           NV 89701 + 4786
  PRES  DONALD M. CORLISS, JR.                SUITE #500               061595
    300 OCEANGATE                       LONG BEACH            CA 90802
  SECT  HANH NGO                              SUITE #500               061595
    300 OCEANGATE                       LONG BEACH            CA 90802
  TRES  DAVID BASSETT-PARKINS                 SUITE #500               061595
    300 OCEANGATE                       LONG BEACH            CA 90802

    MORE OFFICERS ON LIST

NAME: NETGATEWAY, INC.

FILE TYP/NR C    006284-1995
  11-02-99 MERGE-DISSOLUTION
  ARTICLES OF MERGER FILED MERGING THIS CORPORATION INTO NETGATEWAY, INC., A
  (DE) CORPORATION NOT QUALIFIED IN NEVADA. NEVADA SECRETARY OF STATE DESIGNATED AS AGENDA FOR SERVICE OF PROCESS. FORWARDING ADDRESS: ATTN:
  GENERAL COUNSEL, NETGATEWAY, INC., 300 OCEANGATE, 5TH FL., LONG BEACH, CA
  90802.                      (3) PGS.                                    DMF
  11-02-99 RA RESOLUTION
  CORPORATION TRUST COMPANY OF NEVADA
  6100 NEIL ROAD #500               RENO             NV 89520             DMF
  10-29-99 RA REMOVAL
  CORPORATION TRUST COMPANY OF NEVAD                                      KFA
  ONE EAST FIRST STREET             RENO             NV 89501             KFA
  04-28-99 RA RESOLUTION
  STANLEY K. STILWELL
  7604 DELAWARE BAY DR.             LAS VEGAS        NV 89128             SRH
  06-08-98 CHANGED NAME FROM
  VIDEO CALLING CARD, INC.                         DMF
  06-08-98 COMMENTS
  (2) PGS.                                                                DMF

         FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA             ARTICLES OF MERGER

   NOV 02 1999                          OF
No. C6284-95
   -----------         NETGATEWAY, INC., A NEVADA CORPORATION
/s/ Dean Heller
   DEAN HELLER,                    WITH AND INTO
SECRETARY OF STATE
                     NETGATEWAY, INC., A DELAWARE CORPORATION

             (Pursuant to Section 92A.200 of the Nevada Revised Statutes)


FIRST: The name of the surviving entity is Netgateway, Inc., and the place of its organization is the jurisdiction of the state of Delaware and the merger is permitted pursuant to Section 253 of the General Corporation Law of the State of Delaware. The name and place or organization of the entity being merged into the surviving entity is Netgateway, Inc., organized in the jurisdiction of the state of Nevada.

SECOND: A plan of merger (the "Plan of Merger") has been adopted by each entity that is a party to this merger.

THIRD: The Plan of Merger was adopted by unanimous consent of the shareholder of Netgateway, Inc., a Delaware corporation.

FOURTH: The designation, percentage of total vote or number of votes entitled to be cast and the total number of votes or percentage of owner's interests cast for and against the Plan of Merger, by each class of owner's interest of Netgateway, Inc., a Nevada corporation entitled to vote separately on the Plan of Merger is as follows:

         DESIGNATION                           VOTES ENTITLED TO BE CAST
         -----------                           -------------------------
         Common Stock:                                 8,225,400

         Votes or Percentage of Owner's
         Interests For:                        57% of the Common Stock voted for
                                               the merger pursuant to a written
                                               consent of the shareholders

         DESIGNATION                           VOTES ENTITLED TO BE CAST
         -----------                           -------------------------
         Votes or Percentage of Owner's
         Against For:                          N/A because pursuant to a written
                                               consent of the shareholders

FIFTH: The number of votes or percentage of owner's interests cast for the Plan of Merger by the owners of each class of interests of Netgateway, Inc., a Nevada corporation was sufficient for approval by the owners of that class.

SIXTH: The complete executed Plan of Merger is on file at the place of business of Netgateway, Inc., a Delaware corporation (the surviving entity) located at 300 Oceangate, 5th Floor, Long Beach, California 90802 and a copy of the Plan of Merger will be furnished by Netgateway, Inc., on request and without cost to any owner of any entity which is a party to this merger.

SEVENTH: All entities party to this merger have complied with laws of their respective jurisdiction or organization concerning this merger.

EIGHTH: Netgateway, Inc., designates the following address as the address to which the Nevada Secretary of State is to mail any process served on him or her against the entity: Netgateway, Inc. 300 Oceangate, 5th Floor, Long Beach, California 90802 (Attn: General Counsel).

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be executed this 08th day of October, 1999.


                                                NETGATEWAY, INC.

                                                By: /s/ Donald M. Corliss, Jr.
                                                    ---------------------------
                                                    Donald M. Corliss, Jr.
                                                    President

                                                By: /s/ Hanh Ngo
                                                    ---------------------------
                                                    Hanh Ngo
                                                    Secretary


STATE OF CALIFORNIA   )
                      ss.:
COUNTY OF LOS ANGELES )


On October 08, 1999, personally appeared before me, Donald M. Corliss, Jr. and Hanh Ngo who acknowledged that they executed the above instrument



/s/ [illegible]
-----------------------------
(Notary Stamp or Seal)

[seal]